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                                  EXHIBIT 99(i)

                           SARBANES-OXLEY ACT OF 2002
               SECTION 906 CERTIFCATION OF CHIEF FINANCIAL OFFICER


I, Scott A. Seasock, Chief Financial Officer of Comm Bancorp, Inc. certify that:

1.      I have read this quarterly report on Form 10-Q of Comm Bancorp, Inc.;

2. To my knowledge, the information in this report is true in all important respects as of June 30, 2002;

3. This report, containing the Company's financial statements, fully complies with the requirements of section 13(a) and 15(d) of the Securities and Exchange Act of 1934 and that information contained in this report fairly presents, in all material respects, the financial condition and results of operation of the Company; and

4. This report contains all information about the Company of which I am aware that I believe is important to a reasonable investor, in light of the subjects required to be addressed in this report, as of June 30, 2002.

For purposes of this certification, information is "important to a reasonable investor" if:

(a) There is a substantial likelihood that a reasonable investor would view the information as significantly altering the total mix of information in the report; and

(b) The report would be misleading to a reasonable investor if the information is omitted from the report.



Date: August 12, 2002                      /s/ Scott A. Seasock
      ---------------                      --------------------------------
                                           Chief Financial Officer










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